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                                                                    Exhibit 99.2

               Certificate Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code

     I, Douglas K. Howell, the chief financial officer of Arthur J. Gallagher & Co., certify that (i) the Quarterly Report on Form 10-Q of Arthur J. Gallagher & Co. for the quarterly period ended March 31, 2003 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.

Date: May 15, 2003

                                    /s/ Douglas K. Howell
                                    ----------------------------
                                         Douglas K. Howell
                                          Vice President
                                     Chief Financial Officer
                                  (principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Arthur J. Gallagher & Co. and will be retained by Arthur J. Gallagher & Co. and furnished to the Securities and Exchange Commission or its staff upon request.